EXHIBIT 99.1

PRESS RELEASE

EMCORE Completes Acquisition of Intel’s Optical Telecom Assets

ALBUQUERQUE, NM, February 22, 2008 -- EMCORE Corporation (Nasdaq: EMKR - News), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite and terrestrial solar power markets, today announced completion of the acquisition of the telecom-related portion of Intel’s Optical Platform Division. The telecom assets EMCORE acquired include intellectual property, assets and technology comprised of tunable lasers, tunable transponders, 300-pin transponders, and integrated tunable laser assemblies (ITLA). The acquisition agreement was signed and announced on December 18, 2007.  The purchase price was $85 million in cash and common stock.

This acquisition enhances EMCORE’s presence in the telecommunications market segment and expands its fiber optics product portfolio.  The acquired assets will be integrated into EMCORE’s Digital Products Division (EDP).  “We are excited about the addition of the product portfolio, customer base, and the business and technical personnel from this acquisition. EMCORE is now one of a very few companies able to offer customers products for long-haul telecom, DWDM, enterprise and storage applications.  Furthermore, EMCORE will leverage its infrastructure of contract manufacturing and the vertical integration on both the long- and short-wavelength products to continue its cost reduction effort,” said Stephen Krasulick VP & GM of EDP. “We look forward to working closely with the customers of the Intel product lines and to further expanding and strengthening our relationship with our existing customer base,” added Mr. Krasulick.

EMCORE will showcase its new fiber optic products, through its internal effort and from this Intel asset acquisition, at the upcoming Optical Fiber Communications (OFC) show in San Diego, California.

About EMCORE

EMCORE Corporation is a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite and terrestrial solar power markets. EMCORE's Fiber Optics segment offers optical components, subsystems and systems that enable the transmission of video, voice and data over high-capacity fiber optic cables for high-speed data and telecommunications, cable television (CATV) and fiber-to-the-premises (FTTP) networks. EMCORE's Solar Power segment provides solar products for satellite and terrestrial applications. For satellite applications, EMCORE offers high- efficiency compound semiconductor-based gallium arsenide (GaAs) solar cells, covered interconnect cells and fully integrated solar panels. For terrestrial applications, EMCORE offers concentrating photovoltaic (CPV) systems for utility scale solar applications as well as offering its high-efficiency GaAs solar cells and CPV components for use in solar power concentrator systems. For specific information about our company, our products or the markets we serve, please visit our website at http://www.emcore.com.

Safe Harbor:

Statements in this press release that are not historical facts, and the assumptions underlying such statements, constitute "forward- looking statements" and assumptions underlying "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and involve a number of risks and uncertainties, including whether the newly acquired operations can be successfully integrated in EMCORE’s existing operations, retention of key personnel and suppliers, and whether EMCORE will be accepted as a supplier by existing customers of these operations. Readers should also review the risk factors set forth in EMCORE's Annual Report on Form 10-K for the fiscal year ended September 30, 2007. These forward-looking statements are made as of the date hereof, and EMCORE does not assume any obligation to update these statements.

     CONTACT:
     EMCORE Corporation
     Adam Gushard - Interim Chief Financial Officer
     (505) 332-5000
     info@emcore.com

     TTC Group
     Vic Allgeier
     (646) 290-6400
     vic@ttcominc.com